      As filed with the Securities and Exchange Commission on June 2, 1998

                           Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                MEDIA LOGIC, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

                                  Massachusetts
                                  -------------
                        (State or other jurisdiction of
                         incorporation or organization)

                                   04-2772354
                                   ----------
                                (I.R.S. Employer
                               Identification No.)

                310 South Street, Plainville, Massachusetts 02762
                                 (508) 695-2006
                                 --------------
                          (Address, including zip code,
                       and telephone, including area code,
                  of registrant's principal executive offices)

                               Gregory Scorziello
                             Chief Executive Officer
                                Media Logic, Inc.
                                310 South Street
                         Plainville, Massachusetts 02762
                                 (508) 695-2006
                                 --------------
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                    Copy to:
                            Richard R. Kelly, Esquire
               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                                Boston, MA 02111
                                 (617) 542-6000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         Calculation of Registration Fee


                                                 Proposed         Proposed
                                                 maximum          maximum
Title of each class                              offering         aggregate        Amount of
of securities to be           Amount to be       price per        offering        registration
registered                    registered         unit (1)         price (1)            fee
                              ----------         --------        -----------     -------------

Common Stock, par              4,097,790         $1.16           $4,753,437         $1,410
value $.01 per share


     (1) Estimated solely for the purpose of calculating the registration fee and, in accordance therewith, pursuant to Rule 457(c) includes 4,097,790 shares based upon the average of the high and low sales prices of the Registrant's Common Stock on the American Stock Exchange on May 28, 1998 which amount was $1.16.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    Subject to Completion Dated June 2, 1998

                                   PROSPECTUS
                                MEDIA LOGIC, INC.
                        4,097,790 Shares of Common Stock
                           (Par Value $.01 Per Share)

The 4,097,790 shares of Common Stock of Media Logic, Inc., a Massachusetts corporation (the "Company"), offered hereby are being sold by the selling stockholders identified herein (the "Selling Stockholders"). Such offers and sales may be made on the American Stock Exchange, or otherwise, at prices and on terms then prevailing, or at prices related to the then-current market price, or in negotiated transactions, or by underwriters pursuant to an underwriting agreement in customary form, or in a combination of any such methods of sale. The Selling Stockholders may also sell such shares in accordance with Rule 144 under the Securities Act of 1933, as amended (the "1933 Act"). The Selling Stockholders are identified and certain information with respect to the Selling Stockholders is provided under the caption "Selling Stockholders" herein, to which reference is made. The expenses of the registration of the securities offered hereby, including fees of counsel for the Company, will be paid by the Company. The following expenses will be borne by the Selling Stockholders: underwriting discounts and selling commissions, if any, and the fees of legal counsel, if any, for the Selling Stockholders in connection with the registration of the shares offered herein. The filing by the Company of this Prospectus in accordance with the requirements of Form S-3 is not an admission that the person whose shares are included herein is an "affiliate" of the Company.

The Selling Stockholders have advised the Company that they have not engaged any person as an underwriter or selling agent for any of such shares, but they may in the future elect to do so, and they will be responsible for paying such a person or persons customary compensation for so acting. The Selling Stockholders and any broker executing selling orders on behalf of any Selling Stockholder may be deemed to be "underwriters" within the meaning of the 1933 Act, in which event commissions received by any such broker may be deemed to be underwriting commissions under the 1933 Act. The Company will not receive any of the proceeds from the sale of the securities offered hereby. The Common Stock is listed on the American Stock Exchange under the symbol TST. On June __, 1998, the closing sale price of the Common Stock, as reported by the American Stock Exchange, was $________ per share.

         THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                SEE "RISK FACTORS" ON PAGE 4 OF THIS PROSPECTUS.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
           HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

No person is authorized in connection with any offering made hereby to give any information or to make any representations other than as contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus is not an offer to sell, or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sales made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                  The date of this Prospectus is _______, 1998.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                              AVAILABLE INFORMATION

The Company is subject to certain informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024 of the Commission's office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549, and at its regional offices located at 7 World Trade Center, Suite 1300, New York, NY 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such reports, proxy statements and other information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. The Company's Common Stock is traded on the American Stock Exchange. Reports and other information concerning the Company may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1181. Additional updating information with respect to the securities covered herein may be provided in the future to purchasers by means of appendices to this Prospectus.

The Company has filed with the Commission in Washington, DC a registration statement (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the 1933 Act with respect to the securities offered or to be offered hereby. This Prospectus does not contain all of the information included in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information about the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto.

The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any document incorporated herein by reference, excluding exhibits. Requests should be made to Media Logic, Inc., 310 South Street, Plainville, MA 02762, telephone
(508) 695-2006 and directed to the attention of John T. Loughran, Controller.

                                TABLE OF CONTENTS

                                      PAGE


RISK FACTORS..........................................................................       4
THE COMPANY...........................................................................       8
SELLING STOCKHOLDERS..................................................................       9
PLAN OF DISTRIBUTION..................................................................      11
LEGALITY OF COMMON STOCK..............................................................      11
EXPERTS...............................................................................      11
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.....................................      11


                                  RISK FACTORS

An investment in the shares being offered by this Prospectus involves a high degree of risk. In addition to the other information contained in this Prospectus or incorporated herein by reference, prospective investors should carefully consider the following risk factors before purchasing the shares offered hereby. This Prospectus contains and incorporates by reference forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 which are based on management's current expectations. To the extent that any of the statements contained herein relating to the Company's products and its operations are forward looking, such statements are based on management's current expectations and involve a number of uncertainties and risks.

Reference is also made in particular to the discussion set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K and amendment No. 1 to the Form 10K on Form 10K/A (collectively, the "Form 10-K") for the fiscal year ended March 31, 1997, and in the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997, September 30, 1997 and December 31, 1997 and under "Description of Business" in the Form 10-K, incorporated into this Prospectus by reference. Both the forward-looking statements contained in this Prospectus and those incorporated herein by reference are based on current expectations that involve a number of uncertainties including those set forth in the risk factors below. Actual results could differ materially from those projected in the forward-looking statements.

Shift in Business Focus. In fiscal years 1996, 1997 and 1998, the Company still derived most of its revenue from sales of its certifiers, evaluators and duplicators for floppy disks and tape. Beginning with fiscal year 1999 the Company will shift its focus to its automated tape libraries for the data storage market. In fiscal year 1996, the Company sold only pre-production units of its automated data library ("ADL") products. The Company first commenced sales of its production units of ADL products, other than evaluation units, in the second quarter of fiscal year 1997 and therefore still has limited experience in selling its ADL products. The Company expects to derive a substantial majority of its total revenue and net income from sales of its ADL products in the future. Continued growth of the Company's ADL business will depend upon several factors, including demand for these libraries, the Company's ability to develop new products to meet the changing requirements of its customers, technological change and competitive pressures. There can be no assurance that the Company's ADL business will take hold and grow.

Competition. Competition in the data storage market, including the automated tape library market, is intense, with a large number of companies in these markets. Many of the Company's current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than the Company. As a result, such competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the promotion and sale of their products than the Company. An increase in competition could result in price reductions and loss of market share. Such competition and any resulting reduction in gross margins could have a material adverse effect on the Company's business, financial condition and results of operations.

Rapid Technological Change; Dependence on New Product Development. The computer industry in general, and the markets for the Company's automated tape library products in particular, are characterized by rapidly changing technology, frequent new product introductions, and significant competition. In order to keep pace with this rapidly changing market environment, the Company must continually develop and incorporate into its products new technological advances and features desired by the marketplace at acceptable prices. The successful development and commercialization of new products involves many risks, including the identification of new product opportunities, timely completion of the development process, the control and recoupment of development and production costs and acceptance by customers of the Company's products. There can be no assurance that the Company will be successful in identifying, developing, manufacturing and marketing new products in a timely and cost effective manner, that products or technologies developed by others will not render the Company's products or technologies uncompetitive, or that the Company's products will be accepted in the marketplace.

Protection of Proprietary Technology. The Company's ability to compete effectively with other companies will depend, in part, on the ability of the Company to maintain the proprietary nature of its technology. There can be no assurance that competitors in both the United States and foreign countries, many of which have substantially greater resources and have made substantial investments in competing technologies, do not have or will not obtain patents that will prevent, limit or interfere with the Company's ability to make and sell its products or intentionally infringe the Company's patents. While the Company possesses or licenses certain patent rights, it relies in large part on unpatented proprietary technology, and there can be no assurance that others may not independently develop the same or similar technology, whether or not patented, or otherwise obtain access to the Company's proprietary technology.

Cyclical Nature of the Computer Industry. The computer industry is highly cyclical and has historically experienced periodic downturns. The cyclical nature of the computer industry is beyond the control of the Company. As an example, the Company experienced a substantial reduction in demand for its original product line (floppy disk certification, testing and duplication equipment). A similar decrease in demand for the Company's new automated tape library products could have a material adverse effect on its business and products.

Uncertainties Related to Company's Ability to Raise Additional Necessary Capital. The Company has spent and expects to continue to spend substantial funds for continuation of the research and development of product candidates and will also require additional funds in order to manufacture, market and sell its products. In March 1997, the Company completed a private placement of convertible subordinated debentures (the "March Private Placement") which resulted in approximately $3,530,000 in gross proceeds to the Company, in October 1997 the Company completed a private placement of convertible debentures (the "October Private Placement") which resulted in $750,000 in gross proceeds to the Company and in December 1997, the Company completed a private placement of the Common Stock (the "December Private Placement") which resulted in $1,530,000 in gross proceeds to the Company. In addition, in May 1998, the Company completed a private placement of the Common Stock (the "May 1998 Private Placement") which resulted in $1,850,000 in gross proceeds to the Company. However, because of its continuing losses from operations, the Company anticipates that unless revenues increase significantly, it will require additional capital in order to continue its operations. The Company expects that existing cash will sustain its operations at current spending levels through September, 1998. See "--Recent Losses." The Company has no assurance that it will be able to raise such additional capital, if needed, in a timely manner or on favorable terms, if at all. In addition, the auditors' report with respect to the Company's consolidated financial statements for the year ended March 31, 1997 included an explanatory paragraph regarding the uncertainty of the Company's ability to continue as a going concern. There can be no assurance that the auditors' report with respect to the Company's consolidated financial statements for the year ended March 31, 1998 will not include a similar explanatory paragraph. If the Company is unable to increase revenues significantly and/or secure additional financing, the Company could be forced to curtail or discontinue its operations.

Recent Losses. For the nine months ended December 31, 1997, the Company incurred a loss of $3,048,747 on revenues of $1,218,375. For the fiscal year ended March 31, 1997, the Company incurred a loss of $4,122,288 on revenues of $3,644,478, and for the fiscal year ended March 31, 1996, the Company incurred a loss of $7,818,819 on revenues of $3,578,236. These recent losses are primarily the result of a decline in the revenues generated in the Company's traditional markets during a period when the Company was making a large investment in its ADL technology. The Company believes that the trends that resulted in its losses could continue for the foreseeable future.

Dependence on Key Personnel. The Company's success depends to a significant extent on the performance of its senior management, including its Chief Executive Officer and President, Gregory Scorziello. Competition for highly skilled employees with technical, management and other specialized training is intense in the computer industry. The Company has recently experienced turnover in certain of its senior management positions. While the Company has filled all open positions, there is no assurance that this management turnover will not continue. The failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on the Company's business.

Volatility of Share Price. Market prices for securities of technology companies have been volatile. The market price for the Company's Common Stock has fluctuated significantly since public trading commenced in 1987, and it is likely that the market price will continue to fluctuate in the future. Quarterly fluctuations in operating results, announcements by the Company or the Company's present or potential competitors, technological innovations or new commercial products or services, developments or disputes concerning patent or proprietary rights and other events or factors may have a significant impact on the Company's business and on the market price of the Common Stock.

Control by Existing Management and Stockholders. The directors, officers and principal stockholders of the Company and certain of their affiliates and/or family members beneficially own in the aggregate approximately 51.6% of the Company's Common Stock (including shares issuable upon exercise of options held by such persons, which options are currently exercisable, and shares issuable upon exercise of warrants held by such persons, which warrants are currently exercisable). As a result of such ownership, these stockholders will exert influence over all matters requiring approval by the stockholders of the Company, including the election of directors. One stockholder, Raymond Leclerc, has a contractual right to Board representation and the purchasers in the December Private Placement have the contractual right to Board representation in certain circumstances.

Certain Charter and By-Law Provisions and Massachusetts Laws May Affect Stock Price. The Company's Restated Articles of Organization and By-laws contain provisions that may make it more difficult for a third party to acquire control of, or discourage acquisition bids for, the Company. In addition, certain Massachusetts laws contain provisions that may have the effect of making it more difficult for a third party to acquire control of, or discourage acquisition bids for, the Company. These provisions could limit the price that certain investors might be willing to pay in the future for shares of Common Stock.

Shares Eligible for Future Sale. Sales of substantial amounts of Common Stock in the public market could have an adverse effect on the price of the Company's Common Stock. Approximately 8,340,077 shares of Common Stock are currently freely tradable on the open market. In addition, there were a total of 539,459 options to purchase Common Stock outstanding as of

May 27, 1998 pursuant to the Company's stock option plans, and 435,436 of such options were vested and can be exercised at any time prior to their respective expiration dates. Lee H. Elizer, the former Chief Executive Officer and President of MediaLogic ADL, is entitled to receive 8,000 shares of Common Stock in October 1998, which, under the terms of his separation agreement with the Company, are expected to be registered under the 1933 Act following their issuance.

In June 1997, the Company registered for resale, on a registration statement on Form S-3 (the "June 1997 Registration Statement"), up to 3,565,656 shares of Common Stock issuable upon conversion of $3,530,000 aggregate principal amount of 7% convertible subordinated debentures due 2000 (the "March Debentures"), and interest thereon, issued by the Company to the selling stockholders named therein. The principal amount of the March Debentures was convertible at any time into shares of the Company's Common Stock based on a predetermined formula. As of January 28, 1998, all of the holders of the March Debentures had converted their Debentures into an aggregate of 3,039,567 shares of Common Stock, all of which shares may be sold pursuant to the Prospectus contained in the June 1997 Registration Statement as amended by the Prospectus Supplements thereto dated December 31, 1997 and February 20, 1998.

In January 1998, the Company registered for resale, on a registration statement on Form S-3 (the "January 1998 Registration Statement"), 3,642,538 shares of Common Stock. Up to 891,668 of the shares of Common Stock included in the January 1998 Registration Statement are issuable upon conversion of $750,000 aggregate principal amount of 7% convertible debentures due 2000 (the "October Debentures"), and interest thereon, issued by the Company in the October Private Placement. The principal amount of the October Debentures is convertible at any time into shares of the Company's Common Stock based on a predetermined formula. The price at which the October Debentures will convert will be the lower of (i) $1.95, which amount is 120% of the average closing bid price of the Common Stock as calculated over the five trading-day period ending on October 29, 1997 and
(ii) 80% of the average closing bid price of the Common Stock as calculated over the five trading-day period ending on the trading day immediately preceding the date of conversion (the "October Conversion Date Price"), subject to a $.90 minimum conversion price. The October Debentures bear interest at the rate of 7% per year. Interest is payable only upon conversion of the October Debentures and, at the Company's option, is payable either in cash or in shares of the Company's Common Stock based on the average closing sale price of the Common Stock as calculated over the five trading-day period ending on the trading day immediately preceding the date of conversion. The 891,668 shares included in the January 1998 Registration Statement represent the approximate number of shares which would be issuable upon conversion of the October Debentures including shares issuable upon conversion of one year of accrued interest. As of May 27, 1998, $180,000 aggregate principal amount of October Debentures and the accrued interest thereon have been converted into 203,438 shares of Common Stock. If the October Debentures become convertible into more than 891,668 shares, the Company will be obligated to register additional shares of Common Stock.

650,870 of the shares of Common Stock included in the January 1998 Registration Statement are issuable upon exercise of warrants to purchase Common Stock (the "Advent Warrants") issued to ACFS Limited Partnership ("ACFS") and to Digital Media & Communications L.P. ("Digital Media") in connection with the March Private Placement. The Advent Warrants are exercisable at any time prior to September 22, 2001 at an exercise price of $3.00 per share of Common Stock.

900,000 of the shares of Common Stock included in the January 1998 Registration Statement are issuable upon exercise of warrants to purchase Common Stock (the "Adar Warrants") issued to Adar Equities LLC ("Adar") in connection with the March Private Placement. The Adar Warrants are exercisable at any time prior to March 24, 2002 at an exercise price of $3.00 per share of Common Stock.

200,000 of the shares of Common Stock included in the January 1998 Registration Statement are issuable upon exercise of warrants to purchase Common Stock (the "Rochon Warrants") issued to Rochon Capital Group, Ltd. in connection with the March Private Placement. The Rochon Warrants are exercisable at an exercise price of $2.00 per share of Common Stock.

1,000,000 of the shares of Common Stock included in the January 1998 Registration Statement were issued to Raymond W. Leclerc in a private placement in September 1995.

In March 1998, the Company registered for resale, on a registration statement on Form S-3 (the "March 1998 Registration Statement"), 4,700,000 shares of Common Stock. 3,950,000 of those shares were issued by the Company in connection with the December Private Placement.

1,700,000 of the Shares included in the March 1998 Registration Statement were issued to Imprimis SB L.P. ("Imprimis") and Wexford Spectrum Investors LLC ("Wexford") in the December Private Placement and 2,000,000 of the Shares included in the March 1998 Registration Statement are issuable upon exercise of warrants (the "Wexford Warrants") to purchase Common Stock which were issued to Imprimis and Wexford in connection with the December Private Placement. 1,000,000 of the Wexford Warrants are exercisable at an exercise price of $3.00 per share and 1,000,000 of the Wexford Warrants are exercisable at an exercise price of $1.50 per share. The Wexford Warrants may be exercised at any time prior to December 29, 2002.

500,000 of the Shares included in the March 1998 Registration Statement are issuable upon exercise of warrants (the "Adar October Warrants") to purchase Common Stock issued to Adar in connection with the October Private Placement. The Adar October Warrants are exercisable at any time during the period commencing January 26, 1998 and ending January 26, 2003 at an exercise price of $2.00 per share. 250,000 of the Shares included in the March 1998 Registration Statement are issuable upon exercise of warrants (the "Adar December Warrants") to purchase Common Stock issued to Adar in connection with the December Private Placement. The Adar December Warrants are exercisable at any time during the period commencing March 29, 1998 and ending on March 29, 2003 at an exercise price of $2.00 per share.

250,000 of the Shares included in the March 1998 Registration Statement are issuable upon exercise of warrants (the "Boston Group Warrants") to purchase Common Stock issued to Boston Group, L.P. in connection with the December Private Placement. The Boston Group Warrants are exercisable at any time during the period commencing March 29, 1998 and ending on March 29, 2003 at an exercise price of $2.00 per share.

All of the shares registered for resale by the holders thereof which are included in the June 1997 Registration Statement, the January 1998 Registration Statement and the March 1998 Registration Statement may be reoffered and resold in the public trading market from time to time during the period the Company has agreed to maintain the effectiveness of the registration statement registering those shares.

2,048,895 of the Shares offered hereby were issued to the Selling Stockholders in the May 1998 Private Placement and 2,048,895 of the Shares offered hereby are issuable upon exercise of warrants (the "May 1998 Warrants") to purchase Common Stock, which were issued to the Selling Stockholders in connection with the May 1998 Private Placement. 1,011,115 of the May 1998 Warrants are exercisable at an exercise price of $1.50 per share, 1,011,115 of the May 1998 Warrants are exercisable at an exercise price of $3.00 per share and 26,666 of the May 1998 Warrants, issued to Michael Salter, are exercisable at an exercise price of $1.125 per share. The May 1998 Warrants are exercisable at any time prior to 5:00 P.M. on various dates between May 1, 2003 and May [28], 2003.

The Company has agreed to register for resale from time to time by the purchasers thereof the shares of Common Stock issued in the May 1998 Private Placement and the shares of Common Stock issuable upon exercise of the May 1998 Warrants. All of such shares registered for resale by the holders thereof may be reoffered and resold in the public trading market from time to time during the period the Company has agreed to maintain the effectiveness of the registration statement registering those shares.

Absence of Dividends. The Company has not paid dividends since its inception and does not anticipate paying any dividends in the foreseeable future.

Dilution. Dilution is likely to occur upon exercise of outstanding warrants and existing stock options and upon the conversion of the October Debentures. See "--Shares Eligible For Future Sale."

American Stock Exchange Listing. The Company does not fully satisfy the American Stock Exchange guidelines for continued listing and there is no assurance that the listing of the Common Stock on the American Stock Exchange will be continued.

                                   THE COMPANY

Media Logic, Inc. was incorporated in 1982 to develop and manufacture certification equipment to be used by manufacturers of flexible storage media such as floppy disks. The Company's principal product line is automated tape library systems for data storage and retrieval, which was introduced in fiscal year 1996.

The Company's data storage libraries have been developed by MediaLogic ADL, Inc. ("MediaLogic ADL"), a subsidiary of the Company which was established in 1994 to develop, market and sell automated data storage libraries. In fiscal year 1996, MediaLogic ADL introduced automated tape libraries in 4mm and 8mm tape technologies and, in fiscal year 1988, introduced prototype automated tape libraries with digital linear tape ("DLT") technology. Tape drives from a number of manufacturers are supported by the libraries as are system management and software configurations from a variety of vendors. In fiscal 1996, the Company sold only pre-production units, and began delivering production units in the second quarter of fiscal 1997. Potential customers for the ADL line of automated tape libraries are data dependent companies in all types of businesses.

The certification, test and duplication product line, representing the Company's historical products, but which is not expected to be the basis for the bulk of the Company's future business, includes: (1) certifiers which are used by computer disk manufacturers to test each disk as it is manufactured and to sort disks into three industry established quality categories, (2) tape certification and evaluation equipment used by manufacturers and suppliers of magnetic tapes, to evaluate and qualify the quality of the tapes, and (3) floppy disk duplication equipment utilizing industrial disk drives which have been developed by the Company for use by software publishers and duplicators.

The principal executive offices of the Company are located at 310 South Street, Plainville, Massachusetts 02762, and the Company's telephone number is (508) 695-2006.

                              SELLING STOCKHOLDERS

1,993,339 of the Shares offered hereby were issued to the Selling Stockholders in the May 1998 Private Placement pursuant to Securities Purchase Agreements between each of the Selling Stockholders and the Company (the form of which Securities Purchase Agreement has been filed as Exhibit 99.1 to the registration statement of which this Prospectus is a part).

1,993,339 of the Shares offered hereby are issuable upon exercise of Warrants issued to the Selling Stockholders in the May 1998 Private Placement (the form of which Warrants are filed as Exhibit 99.2 to the registration statement of which this Prospectus is a part).

The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock by the Selling Stockholders as of May 28, 1998, as adjusted to reflect the sale of the Common Stock offered hereby by each Selling Stockholder.


                                                     SHARES OWNED PRIOR                           SHARES OWNED
                                                        TO OFFERING (1)         NUMBER OF      AFTER OFFERING (2)
                                                  -----------------------     SHARES BEING     --------------------
SELLING STOCKHOLDERS                                NUMBER         PERCENT       OFFERED       NUMBER       PERCENT
                                                    ------         -------       -------       ------       -------
ADB Leasing Corporation (3)                            222,224       1.7%            222,224        0            --%
N.H.B.D. LP (3)                                        222,224       1.7%            222,224        0            --
Michael G. Salter (4)                                1,138,232       8.7%          1,097,778      40,454         *
Gregory Scorziello (5)                                 155,556       1.2%             55,556     100,000         *
Internacional Perifericos y Memorias, S.A. (6)       1,666,668      12.0%          1,666,668        0            --
Alexander Stewart and Hilda H. Stewart, JTWROS (7)     166,668       1.3%            166,668        0            --
Harvey Klein (8)                                       166,668       1.3%            166,668        0            --
Dr. Chaim Citronenbaum (9)                              83,334        *               83,334        0            --
Sterling Asset Management Group Corp. (9)               83,334        *               83,334        0            --
David H. Wilson (10)                                   514,792       3.9%            388,892     125,900         --
Robert B. MacDonald Jr. (11)                            80,556        *               55,556      25,000         --
Preston Ford Inc. (12)                                  74,456        *               55,556      18,900         --
Byron Walker (13)                                      111,112        *              111,112        0            --


*Less than 1%.

(1) The number of shares of Common Stock issued and outstanding on May 28, 1998 was [13,000,073]. The calculation of percentage ownership for each listed Selling Stockholder is based upon the number of shares of Common Stock issued and outstanding at May 28, 1998, plus the shares of Common Stock issuable upon exercise of currently exercisable warrants held by such Selling Stockholder.

(2) Assuming all shares offered hereby are sold to unaffiliated third parties.

(3) Includes 111,112 shares issuable upon exercise of warrants to purchase Common Stock of the Company, 55,556 at an exercise price of $1.50 per share and 55,556 at an exercise price of $3.00 per share.

(4) Mr. Salter is the Chairman of the Board of Directors of the Company. Includes 522,223 shares issuable upon exercise of warrants to purchase Common Stock of the Company, 261,111 at an exercise price of $1.50 per share and 261,112 at an exercise price of $3.00 per share, and 26,666 shares issuable upon exercise of a warrant to purchase Common Stock of the Company at an exercise price of $1.125 per share. Includes 20,454 shares which may be purchased upon the exercise of stock options.

(5) Mr. Scorziello is the President and Chief Executive Officer and a Director of the Company. Includes 27,778 shares issuable upon exercise of warrants to purchase Common Stock of the Company, 13,889 at an exercise price of $1.50 per share and 13,889 at an exercise price of $3.00 per share. Includes 100,000 shares which may be purchased within 60 days of May 27, 1998 upon the exercise of stock options.

(6) Includes 833,334 shares issuable upon exercise of warrants to purchase Common Stock of the Company, 416,667 at an exercise price of $1.50 per share and 416,667 at an exercise price of $3.00 per share.

(7) Includes 83,334 shares issuable upon exercise of warrants to purchase Common Stock of the Company, 41,667 at an exercise price of $1.50 per share and 41,667 at an exercise price of $3.00 per share.

(8) Includes 111,112 shares issuable upon exercise of warrants to purchase Common Stock of the Company, 83,334 at an exercise price of $1.50 per share and 27,778 at an exercise price of $3.00 per share.

(9) Includes 27,778 shares issuable upon exercise of warrants to purchase Common Stock of the Company at an exercise price of $3.00 per share.

(10) Includes 55,556 shares issuable upon exercise of warrants to purchase Common Stock of the Company, 27,778 at an exercise price of $1.50 per share and 27,778 at an exercise price of $3.00 per share. Also includes 46,679 shares and 27,778 warrants owned by Preston Ford, Inc. Mr. Wilson is the President of Preston Ford, Inc., has sole voting and investment power with respect to such shares and may be deemed to be the beneficial owner of such shares. Also includes 111,112 shares and 111,112 warrants owned by ADB Leasing Corporation. Mr. Wilson is the President of ADB Leasing Corporation, has sole voting and investment power with respect to such shares and may be deemed to be the beneficial owner of such shares. See notes 3 and 12.

(11) Includes 27,778 shares issuable upon exercise of warrants to purchase Common Stock of the Company, 13,889 at an exercise price of $1.50 per share and 13,889 at an exercise price of $3.00 per share.

(12) Includes 27,778 shares issuable upon exercise of warrants to purchase Common Stock of the Company, 13,889 at an exercise price of $1.50 per share and 13,889 at an exercise price of $3.00 per share.

(13) Includes 55,556 shares issuable upon exercise of warrants to purchase Common Stock of the Company, 27,778 at an exercise price of $1.50 per share and 27,778 at an exercise price of $3.00 per share.

                              PLAN OF DISTRIBUTION

The 4,097,790 shares of Common Stock of the Company offered hereby may be offered and sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on the American Stock Exchange or otherwise, at prices related to the then current market price or in negotiated transactions, including pursuant to an underwritten offering or one or more of the following methods: (a) purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary brokerage transactions and transactions in which a broker solicits purchasers; and (c) block trades in which a broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Stockholders or from the purchasers in amounts to be negotiated immediately prior to the sale. The Selling Stockholders may also sell such shares in accordance with Rule 144 under the 1933 Act.

The Company has agreed to use its best efforts to maintain the effectiveness of the registration of the shares being offered hereunder until the earliest of (i) the fifth anniversary of the effectiveness of the Registration Statement of which this Prospectus is a part, (ii) such time as the shares of Common Stock offered hereby by the Selling Stockholders may be sold pursuant to Section (k) of Rule 144 of the 1933 Act and (iii) the date that the Selling Stockholders no longer own any of the Shares being offered hereby by them.

The Selling Stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the 1933 Act. There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereunder.

All proceeds from any such sales will be the property of the Selling Stockholders who will bear the expense of underwriting discounts and selling commissions, if any, and the Selling Stockholders' own legal fees, if any, in connection with any such sales.

                            LEGALITY OF COMMON STOCK

The validity of the issuance of the shares of Common Stock offered hereby is being passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Richard R. Kelly, Esq., a member of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., is the Clerk of the Company. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. owns an aggregate of 18,065 shares of Common Stock of the Company and warrants to purchase 18,065 shares of Common Stock of the Company at an exercise price of $2.50 per share.

                                    EXPERTS

The consolidated balance sheets of the Company as of March 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1997, incorporated by reference in this Prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports which include an explanatory paragraph regarding the Company's ability to continue as a going concern.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference:

                    (a) The Company's Annual Report on Form 10-K and Amendment No. 1 to the Form 10-K on Form 10-K/A for the fiscal year ended March 31,1997, filed pursuant to Section 13 or 15(d) of the 1934 Act (File No. 1-9605).

                    (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1997, September 30, 1997 and December 31, 1997, filed pursuant to Section 13 or 15(d) of the 1934 Act (File No. 1-9605).

                    (c) The Company's Current Reports on Form 8-K filed with the Commission on December 31, 1997 and March 2, 1998.

                    (d) The description of the Company's capital stock contained in the Company's registration statement on Form 8-A under the 1934 Act (File No. 1-9605), including amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities covered by this Prospectus have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following expenses incurred in connection with the sale of the securities being registered will be borne by the Registrant. Other than the registration fee, the amounts stated are estimates.


                         SEC Registration Fee                              $1,410
                         AMEX Fees                                         17,500
                         Legal Fees and Expenses                           15,000
                         Accounting Fees and Expenses                       5,000
                         Miscellaneous                                      4,990


                               TOTAL                                      $43,900
                                                                          -------


The Selling Stockholders will bear the expense of their own legal counsel, if any.

Item 15.  Indemnification of Officers and Directors

Article VI.A of the Company's Restated Articles of Organization provides that no Director of the Company shall be personally liable to the corporation or to any of its stockholders for monetary damages for any breach of fiduciary duty by such Director as a Director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent required from time to time by applicable law, Article VI.A shall not eliminate the liability of a Director, to the extent such liability is provided by applicable law, (a) for any breach of a Director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (c) under Section 61 or Section 62 of the Business Corporation Law of the Commonwealth of Massachusetts, or (d) for any transaction from which the Director derived an improper personal benefit. No amendment to or repeal of
Article VI.A shall apply to or have any effect on the liability or alleged liability of any Director for or with respect to any acts or omissions of such Director occurring prior to the effective date of such amendment or repeal.

In addition, the Company's By-Laws provide as follows:

         Article First, Section 12. Indemnity. (a) The Corporation shall indemnify and reimburse out of the corporate funds any person (or the personal representative of any person) who at any time serves or shall have served as a Director, officer or employee of the Corporation, or as a Director, officer or employee of another Corporation the majority of the stock of which is owned by the Corporation, whether or not in office at the time, against and for any and all claims and liabilities to which he may be or become subject by reason of such service, and against and for any and all expenses necessarily incurred in connection with the defense or reasonable settlement of any legal or administrative proceedings to which he is made a party by reason of such service, except in relation to matters as to which he shall be finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interest of the Corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. In effecting such indemnity and reimbursement, the stockholders may enter into such agreements and direct the officers of the Corporation to make such payment or payments and take such other action (including employment of counsel to defend against such claims and liabilities) as may in their judgment be reasonably necessary or desirable. Such indemnification or reimbursement shall not be deemed to exclude any other rights or privileges to which such person may be entitled.

         (b) The Board of Directors may by vote act to indemnify any or all officers of the Corporation from liability for acts done by them in good faith on behalf of the Corporation.

         (c) The Directors may vote to defray the expense of defending any claims brought against one or more Directors or other Officers on account of any action purported to have been done in any official capacity, and may vote to reimburse any such Director or other Officer for any sum paid by him to settle any such claim; provided that if it shall be finally determined by judgment or decree of any court that any such Director or other Officer is personally liable on account of any such claim, he shall reimburse the Company for his pro rata share of any expense so defrayed or reimbursement so made by the Company.

         (d) To the extent legally permissible, the Corporation shall indemnify each of its Directors and Officers against all liabilities including expenses imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his acts or omissions as such Director or Officer, unless in such proceeding he shall be finally adjudged liable by reason of dereliction in the performance of his duty as such Director or Officer; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such Director or Officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interests of the Corporation, after notice that it involves such indemnification, by a vote of the Board of Directors in which no interested Director participates, or by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for Directors, not counting as outstanding any stock owned by any interested Director or Officer. The rights of indemnification hereby provided shall not be exclusive of or affect any other rights to which any Director or Officer may be entitled. As used in this paragraph, the terms "Director" and "Officer" include their respective heirs, executors and administrators, and an "interested" Director or Officer is one against whom as such the proceedings in question or another proceeding on the same or similar grounds is then pending.

Item 16.  Exhibits.


Exhibit
Number             Description

4.1                Article 4 of Restated Articles of Organization of the Registrant
                   (incorporated by reference to Exhibit 3.1 to the Registrant's
                   Annual Report on Form 10-K for the fiscal year ended March 31,
                   1993)

4.2                By-Laws of the Registrant (incorporated by reference to Exhibit
                   3.2 to the Registrant's Registration Statement on Form S-18,
                   No. 33-14722-B, effective July 23, 1987)

4.3 Form of Common Stock Certificate (incorporated by reference to Exhibit 10.7 to the Registrant's Registration Statement on
                   Form S-18, No. 33-14722-B, effective July 23, 1987)

5                  Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
                   P.C., with respect to the legality of the securities being registered

23.1               Consent of Arthur Andersen LLP

23.2               Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                   (see Exhibit 5)

24 Power of Attorney (contained on the signature page of this Registration Statement)

99.1               Form of Securities Purchase Agreement between Media Logic, Inc. and each of the Selling Shareholders

99.2               Form of Warrant to Purchase Shares of Common Stock, par value $.01 per share, of Media Logic, Inc. issued to each of the Selling Stockholders


Item 17.  Undertakings.

     A.   Rule 415 Offering

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the 1933
     Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.   Filings Incorporating Subsequent Exchange Act Documents by Reference

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plainville, Massachusetts on May 29, 1998.

                                                  MEDIA LOGIC, INC.

                                                     By: /s/ Gregory Scorziello
                                                         ----------------------
                                                     Gregory Scorziello
                                                     Chief Executive Officer and
                                                     President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory Scorziello his attorney-in-fact, and agent with the power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of
1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   Signatures                        Title                                     Date
   ----------                        -----                                     -----
                               Director and Chief                          May 29, 1998
/s/ Gregory Scorziello         Executive Officer and President
------------------------       (principal executive officer)
Gregory Scorziello

/s/ John T. Loughran           Controller (principal financial             May 28, 1998
------------------------       and accounting officer)
John T. Loughran

/s/ Joseph L. Mitchell         Director                                    May 26, 1998
------------------------
Joseph L. Mitchell

------------------------       Director                                    May ___, 1998
Francis S. Wyman

/s/ Raymond W. Leclerc         Director                                    May 26, 1998
----------------------
Raymond W. Leclerc

/s/ Michael Salter
-------------------            Director                                    May 29, 1998
Michael Salter


                                MEDIA LOGIC, INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-3 REGISTRATION STATEMENT


Exhibit                                                                            Sequential
Number             Description                                                       Page No.

4.1 Article 4 of Restated Articles of Organization of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Annual
                   Report on Form 10-K for the fiscal year ended
                   March 31, 1993)

4.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's
                   Registration Statement on Form S-18,
                   No. 33-14722-B, effective July 23, 1987).

4.3                Form of Common Stock Certificate
                   (incorporated by reference to Exhibit 0.7 to the Registrant's Registration Statement on Form S-18, No. 33-14722-B, effective
                   July 23, 1987)

5                  Opinion of Mintz, Levin, Cohn, Ferris,
                   Glovsky and Popeo, P.C., with respect to the legality of the securities being registered

23.1               Consent of Arthur Andersen LLP

23.2               Consent of Mintz, Levin, Cohn, Ferris,
                   Glovsky and Popeo, P.C. (reference is
                   made to Exhibit 5)

24 Power of Attorney contained on the signature page of this Registration Statement)

99.1               Form of Securities Purchase Agreement between
                   Media Logic, Inc. and each of the Selling Stockholders

99.2 Form of Warrant to Purchase Shares of Common Stock, par value $.01 per share, of Media Logic, Inc. issued to each of the Selling Stockholders
